PATENT PURCHASE AGREEMENT
                            -------------------------

         THIS PATENT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 5th day of April, 1994, by David F. Ranney, an individual,of 3539 Courtdale Drive, Dallas, Texas 75234, ("Ranney"), and ACCESS PHARMACEUTICALS, INC, a Texas corporation having its principal place of business at 2600 N. Stemmons Freeway, Suite 210, Dallas, Texas 75207 ("Access").

                                    RECITALS

         WHEREAS, Access desires to purchase from Ranney, and Ranney agrees to sell to Access, the Patents (as defined in Section 1.1 below), upon the term and conditions contained herein; and

         WHEREAS, Access desires to terminate the Licenses (as defined in Section 1.2 below), and Ranney is willing to terminate the Licenses upon the consummation of the transactions contemplated by this Agreement;

         NOW, THEREFORE, for and in consideration of the premises, mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                    ---------

                          PURCHASE AND SALE OF PATENTS
                          ----------------------------

                  1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), Ranney shall sell, transfer, convey, assign, deliver and set over (collectively, "Transfer") to Access in the form of an assignment as set forth on Exhibit AA hereto, and Access shall purchase, acquire and accept from Ranney, all of Ranney's right, title and interest in, to and under all of the patents and patent applications listed on Schedule A hereto and all divisions, continuations, continuations-in-part, re-issues and extensions thereof (collectively, the "Patents").

                  1.2 Termination of Licenses. Subject to the terms and conditions of this Agreement, at the Closing, the existing Exclusive Technology Licensing Agreements between Access and Ranney, dated December 15, 1988 and February 28, 1989, respectively, and including the Addenda thereto, dated February 13, 1990 (collectively, the "Licenses"), shall terminate and be of no further effect, except that the provisions of the Licenses regarding indemnification and confidential information shall continue in full force and effect.

                  1.3 License to Ranney. Ranney retains the non-exclusive right to use the inventions and technology covered by or relating to the Patents (i) for his own research, teaching and other academic related purposes, and (ii) after Ranney is no longer a full-time employee of Access, for research and development of uses or implementations of the inventions and technology improvements related to or dependent on the Patents. Ranney shall offer Access the first right to negotiate the acquisition of any new inventions or technology improvements developed by Ranney relating to the Patents upon terms and conditions mutually satisfactory to both parties prior to assigning and granting any rights to such new inventions and technology to any other party. Ranney shall also have the right to publish articles and other materials regarding the inventions and technology covered by or relating to the Patents, provided, however, that such publications are submitted to Access prior to publication and provided further that Access consents to the publication of such publications, which consent shall not be unreasonably withheld.

                  1.4 Purchase Price. As full consideration of the assignment of the Patents, and termination of the Licenses, Access shall pay and hereby agrees to pay to Ranney, for his benefit and that of his personal representative and heirs, the following amounts, in addition to all other salary, bonus, incentive or other compensation to which Ranney may be entitled as an employee, officer and/or director of Access:

         (a)      The following amounts to be paid as follows:

         $  7,500          in cash on the date the Agreement is executed
         $ 15,000          in cash on 1-31-95 for calendar year 1994
         $ 25,000          in cash on 1-31-96 for calendar year 1995
         $ 50,000          in cash on 1-31-97 for calendar year 1996
         $ 75,000          in cash on 1-31-98 for calendar year 1997
         $150,000          in cash on 1-31-99 for calendar year 1998
         $150,000          in cash on 1-31-00 for calendar year 1999
         $200,000          in cash on 1-31-01 and on January 31 of each year
                           thereafter for the preceding calendar year, as long as one or more of the Patents is still in force.

         (b) For calendar year 1998 and thereafter, Access will also pay Ranney not later than January 31 of the following year, a royalty of three quarters of one percent (0.75%) of gross revenues in excess of $20 million ($26.5 million for calendar year 2000 and thereafter) in any way derived from the Patents and any substitutions from the Patents, including, but not limited to gross revenues from product options, licenses and sales, but excluding proceeds from reimbursements of direct research costs and equity and debt financings. The royalty shall be based on revenues booked in accordance with generally accepted accounting principles for the calendar year then most recently ended, and paid not later than the following January 31 of each year throughout the life of the Patents.

         (c) The foregoing consideration shall not be abated or reduced in the event that any Patent is determined to be invalid or unenforceable and for purposes of determining the amounts to be paid pursuant to this Section 1.3, the life of any such Patent shall be deemed to be the life of such Patent had it not been determined to be invalid or unenforceable.

All of the foregoing herein referred to as the "Purchase Price."

                                   ARTICLE II
                                   ----------

                                   THE CLOSING
                                   -----------


                  2.1 Time and Place of Closing. The Closing shall take place at 10:00 a.m., Dallas time, on April 5, 1994 or such earlier or later date as may be mutually agreed upon by the parties hereto ("the Closing Date"), at Access' offices, or at such other time or place as may be mutually agreed upon by the parties.

                  2.2 Deliveries. At the Closing, (a) Ranney shall deliver to Access an assignment in the form set forth on Exhibit AA and other good and sufficient instruments of Transfer, in form and substance reasonably satisfactory to Access and its counsel and to Ranney and his counsel as shall be effective to vest in Access all of Ranney's right, title and interest in, to and under the Patents; and (b) each party shall deliver to the other party such other documents, instruments and certificates as may b e reasonably requested by such other party or its counsel to effectuate and perfect the transactions contemplated by this Agreement.

                  2.3 Further Assurances. In addition to the actions, documents and instruments specifically required to be take or delivered by this Agreement, at the Closing or from time to time thereafter, and the parties hereto shall take such other actions, and execute and deliver such other documents and instruments, as the other party or its counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement.


                                   ARTICLE III
                                   -----------

                PRESENTATIONS/WARRANTIES AND COVENANTS OF ACCESS
                ------------------------------------------------

         Access hereby represents and warrants to Ranney as follows:

                  3.1 Organization and Good Standing: Access is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted.

                  3.2 Power and Authority. Access has all requisite power and authority, corporate and otherwise, to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Access, the performance by Access of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate and other actions on the part of Access required by applicable law, its certificate or articles of incorporation or by-laws or otherwise. This Agreement constitutes the legal, valid and binding obligation of Access, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally.

                  3.3 No Violation. To the best knowledge of Access, neither the execution and delivery of the Agreement, the performance by Access of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will (a) contravene any provision of its articles of incorporation or by-laws; or (b) violate, be in conflict with, constitute a default under, or accelerate the maturity of any debt or obligation of Access under, any note, bond, license, mortgage or indenture, or any material lease, contract, agreement, instrument or commitment, to which Access is a party or by which it or any of its assets or properties may be bound.

         Access hereby covenants to Ranney as follows:

                  3.4 Patents. Access will exercise all appropriate diligence to maintain the Patents in force and to commercialize the Patents. Access will notify Ranney at least thirty (30) days in advance of all actions, agreements and filings with respect to the Patents. If access determines that maintenance of any Patent is not in the best interests of Access, it will notify Ranney at least thirty (30) days in advance of such determination and, if Ranney so elects, assign to Ranney all right, title and interest of Access in, to and under such Patent. Further, without Ranney's prior written consent, Access will not (i) grant any exclusive license for substantially all of the rights to make, use or sell inventions to any Patent or to sublicense substantially all of the rights to make, use or sell inventions under any Patent, or (ii) take or acquiesce to any action that would affect the validity, ownership, or scope of any Patent or amend the claims and specifications of any Patent.

                  3.5 Patents Assignments. Access will not assign, pledge or otherwise create any security interest in the Patents without Ranney's prior written consent, which shall not be unreasonably withheld.

                  3.6 Reports. Access shall within thirty (30) days after the last day of each calendar quarter render to Ranney a statement showing the details for such calendar quarter of all gross revenues derived from the Patents and any substitutions for the Patents, including without limitations a description of all transactions giving rise to any such gross revenues and copies of all reports submitted by any sublicensees. Further, Access shall, on or before the date of payment of any amount payable pursuant to section 1.3 of this Agreement, render to Ranney a statement showing the details for the calendar year for which such payment is made of all gross revenues derived from the Patents and any substitutions for the Patents, all transactions giving rise to such gross revenues, copies of all reports submitted by any sublicensees which have not been other wise provided to Ranney, and a computation of the Purchase Price Amount payable with respect to such calendar year. Within ninety (90) days after the end of each calendar year, Access shall also provide Ranney with an audited statement or report of the gross revenues derived from the Patents and any substitutions for the Patents during the preceding calendar year, which statement or report shall be prepared by a firm of independent certified public accountants reasonably acceptable to Ranney and shall contain a certificate of such accountants in form and substance reasonably satisfactory to Ranney.

                  3.7 Records and Audit Rights. Access shall keep proper books of accounts and accurate and complete records and the supporting invoices and documentation showing all matters connected with revenues derived from the Patents and any substitutions for the Patents, including without limitation licensing revenues. Access shall allow Ranney and his agents, attorneys, and accountants full access at all reasonable times to inspect and make copies of or extracts from such books, records, invoices and documents as may be reasonably necessary for the purpose of verifying the amount of the Purchase Price to be paid pursuant to this Agreement. All copies and extracts of confidential records of Access shall be retained by Ranney in a confidential manner, provided that such copies and extracts may be used by or disclosed to Ranney's advisors, accountants, and attorneys, or used or disclosed to enforce this Agreement, or disclosed in accordance with any subpoena or order of any court or governmental agency, or disclosed on a confidential basis to potential assignees of Ranney. All such audits and verifications shall be at Ranney's sole expense, provided, however, that if the results of any such audit or inspection indicate that the amount of gross revenues derived from the Patents and any substitutions for the Patents were understated by two percent (2%) or more, then Access shall promptly reimburse Ranney for such audit or inspection expenses, as well as the difference in the amount payable hereunder.

                  3.8 Indemnification. ACCESS AGREES TO FULLY INDEMNIFY AN D HOLD RANNEY AND HIS HEIRS, LEGAL REPRESENTATIVES, ADMINISTRATORS, ASSIGNS AND AGENTS ("THE INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, COSTS, FINES, PENALTIES, JUDGEMENTS, AND EXPENSES (INCLUDING WITHOUT LIMITATION ALL ATTORNEYS' FEES, EXPERTS' FEES AND COURT COSTS) WHICH MAY BE ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES ARISING OUT OF, DIRECTLY OR INDIRECTLY, OR IN ANY WAY RELATING TO (i) ACTS OR OMISSIONS OF ACCESS OR ITS EMPLOYEES, AGENTS, OR ASSIGNEES, OR OF LICENSEES OF RIGHTS UNDER ANY PATENT OR SUBSTITUTION FOR ANY PATENT ("THE ACCESS PARTIES") IN CONNECTION

WITH THIS AGREEMENT OR ANY LICENSES OF RIGHTS UNDER ANY PATENT OR SUBSTITUTION FOR ANY PATENT (INCLUDING WITHOUT LIMITATION LICENSES GIVEN PURSUANT TO SECTION
6.02 OF THIS AGREEMENT), (ii) THE USE, MISUSE OR EXPLOITATION OF THE PATENTS BY ANY OF THE ACCESS PARTIES, AND (iii) THE SALE OR USE OF ANY PRODUCT OR MATERIAL COVERED BY ANY PATENT OR SUBSTITUTION FOR ANY PATENT OR A SUBSTITUTION FOR ANY PATENT OR INCORPORATING ANY INVENTION DISCLOSED UNDER ANY PATENT OR A SUBSTITUTION FOR ANY PATENT, REGARDLESS OF WHETHER SUCH ACTION IS BASED ON NEGLIGENCE, STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE. IT IS THE EXPRESS INTENTION OF ACCESS AND RANNEY THAT THE INDEMNIFICATION CONTAINED IN THIS
SECTION 3.8 SHALL INDEMNIFY THE INDEMNIFIED PARTIES FOR ALL LIABILITIES, LOSSES, COSTS, FINES, PENALTIES, JUDGEMENTS AND EXPENSES (INCLUDING WITHOUT LIMITATION ALL ATTORNEYS' FEES, EXPERTS' FEES AND COURT COSTS) ARISING OUT OF OR RELATING TO THE NEGLIGENCE, STRICT LIABILITY, OR PRODUCT LIABILITY OR ANY OF THE INDEMNIFIED PARTIES. The indemnification contained in this Section 3.8 shall be in addition to any other indemnification to which Ranney or any of the other Indemnified Parties may be entitles as a director or officer of Access or otherwise.

                                   ARTICLE IV
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF RANNEY
                    ----------------------------------------

         Ranney hereby represents and warrants to Access as follows:

                  4.1 Patents. THE ASSIGNMENT MADE PURSUANT TO THIS AGREEMENT IS MADE WITHOUT WARRANTY OF TITLE, VALIDITY, ENFORCEABILITY, NON-INFRINGEMENT, OR OTHERWISE. Ranney and Access represent and acknowledge that they have received
(i) a copy of the patent assignment dated April 30, 1987, from the University of Texas Southwestern Medical Center at Dallas ("UT") to Ranney, pursuant to which UT retained a non-exclusive license to use certain patent rights; (ii) a copy of the license of certain patent rights to Yamanouchi Pharmaceutical Company, Ltd.,
(iii) a copy of patent counsel's written report dated March 1, 1994, a copy os which is attached hereto as Schedule B and incorporated herein and made a part hereof, and (iv) a copy of the opposition filed in Munich, Germany, a copy of which is attached hereto as Schedule C.

         Ranney hereby covenants to Access as follows:

                  4.2 Delivery. At the closing Date Ranney shall deliver all Patents and related patent documents to Access, and will thereafter cooperate in the timely filing of all documents necessary to complete the assignment of Patents to Access.

                  4.2 Maintenance of Patents. Except as may be required by Ranney's duties as a full-time employee of Access, Ranney shall not be obligated to maintain the Patents or to assist Access in maintaining the Patents. Ranney may, however, at his sole option, assist Access in maintaining the Patents.

                  4.4 Obligations of Ranney; Expenses and Compensation. Ranney's obligations under this Agreement, including without limitation his obligations under Article II of this Agreement, shall be subject to Access' paying or reimbursing to Ranney the following: (a) all expenses, including without limitation all attorneys' fees and expenses, incurred by Ranney in connection with (i) the negotiation and performance of this Agreement, all assignments of the Patents, and all other documents and instruments to be delivered or executed in connection with this Agreement and the assignments of the Patents (including without limitation all attorneys' fees and expenses incurred in connection with any subpoena or discovery action trial or other proceeding), (ii) any license of rights under the Patents, and (iii) any loan to or investment in Access; (b) if Ranney is not a full-time employee of Access at the time of performance of such obligations; and (c) if Ranney is subpoenaed to testify at any trial or other proceeding or at any deposition regarding or relating to any of the Patents or the is Agreement or otherwise relating to the Patents or Access; business, and if Ranney is not a full-time employee of Access a thaT time of his receipt of any such subpoena and at all times thereafter through the completion of any time expended to fulfill the obligations of such subpoena, reasonable compensation for Ranney's time expended in the preparation for and attendance at such proceeding or depositions. Any compensation to be paid to Ranney under this
Section 4.4 shall be reasonably satisfactory to Ranney. Access shall, at Access' expense, take such measures as may be reasonably requested by Ranney to reduce the time and effort to be expended by Ranney in the performance of his obligations under this Agreement or in testifying as a witness, including without limitation hiring assistants and professionals reasonably satisfactory to Ranney to assist Ranney and providing Ranney with such offices, facilities, and equipment as Ranney may reasonably request. Nothing in this Agreement shall impose any obligation on Ranney to defend or maintain any Patent or to defend any action or proceeding in which a claim or counterclaim is made for revocation of, or contesting the validity or scope of, any Patent or to prosecute any action for infringement or alleged infringement of any Patent, but if Ranney does assist Access in defending or maintaining any Patent or defending or prosecuting any actions with respect to any Patent, the provisions of this
Section 4.4 shall apply.

                                    ARTICLE V
                                    ---------

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

                  Not withstanding (a) the making of this Agreement, (b) any examination or investigation made by or on behalf of the parties hereto and (c) the Closing hereunder, (i) the representations and warranties of the parties hereto contained in this Agreement or in any of the agreements, instruments or documents relating hereto shall survive the execution an delivery of this Agreement and the closing for a period of one year from and after the Closing Date and (ii) the covenants and agreements of the parties hereto contained in this Agreement or in any of the agreements, instruments or documents relating hereto, shall survive until fully performed or fulfilled (unless non-compliance with such covenants or agreements is waived in writing by the party hereto entitled to such performance).

                                   ARTICLE VI
                                   ----------

                        TERMINATION OF PATENTS ASSIGNMENT
                        ---------------------------------

                  6.01 Termination. Ranney's assignment of the Patents to Access shall terminate and be of no further force and effect, and all right, title and interest in, to and under the Patents shall revert to and vest in Ranney, upon the occurrence of any of the following events:

                  (a) If Access shall fail to proceed in good faith to commercially develop the Patents, after written notice to Access and Access fails to cure such deficiency within 90 days after such notice;

                  (b) If Access shall file a petition in bankruptcy, become insolvent, or become the subject of any involuntary bankruptcy, receivership or similar proceeding and fail to have such involuntary action dismissed within 90 days after the date of the filing; or

                  (c) If Access shall have made an assignment for the benefit of any creditors or if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of, or assume control over, the affairs or operations of Access; or

                  (d) If Access shall fail to pay the Purchase Price or any part thereof or any amounts due to Ranney pursuant to terms of this Agreement, and shall fail to cure such default within 10 days after receipt of written notice of nonpayment from Ranney.

                  (e) If Access shall have assigned, pledged, or otherwise created any security interest in the Patents or entered into any agreement to do any of the foregoing without Ranney's prior written consent; or if Access shall have granted any exclusive license for substantially all of the right to make, use or sell inventions to any Patent or to sublicense substantially all of the rights to make, use or sell inventions under any Patent or shall have taken or acquiesced to any action that would affect the validity, ownership or scope of any Patent or shall have amended the claims and specifications or any Patent without the prior written consent of Ranney; or

                  (3) If Access shall have committed a breach of any other covenant or agreement contained in this Agreement and shall not have remedied such breach within thirty (30) days after written notice thereof is given to Access by Ranney.

                  6.02 License. In the event this Agreement and the assignment of the Patents terminates pursuant to Section 6.01 above, Ranney or his assigns shall immediately offer to each of Access' licensees who have any rights under the Patents a direct license to make, use, or sell an invention covered by such Patents on terms and conditions generally as favorable as those contained in any such Access license to such licensee does not violate any of the terms of this Agreement, (ii) Ranney or his assigns shall not be obligated to perform any of the obligations of Access under the license by Access to such licensee other than to allow such licensee to make, use or sell products covered by such Patent, and (iii) any such license by Ranney or his assigns shall be without any warranties or representations on the part of Ranney or his assigns with respect to title or infringement. Ranney or his assigns shall promptly take such reasonable action as may be necessary and appropriate to negotiate and document the license arrangements contemplated by this Section 6.02, which license or licenses will be effective simultaneously with the termination and reversion pursuant to Section 6.01.

                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

                  7.01 Arbitration. The Parties will endeavor to settle amicably any dispute regarding any payments under this Agreement. Failing of such a settlement, any dispute regarding the amounts payable by Access to Ranney under this Agreement shall be finally settled by arbitration, in accordance with the commercial rules of arbitration of the American Arbitration Association then in effect. The arbitration will be held in Dallas, Texas. The dispute or differences shall be referred to a single arbitrator, if the Parties agree upon one, or otherwise three (3) arbitrators, one to be appointed by written notice of each Party to the other and a third to be appointed by the first two (2) arbitrators selected by the Parties. If a Party shall refuse or neglect to appoint an arbitrator within thirty (30) days after the other Party shall have served a written notice of such other Party's choice and requesting that the first-mentioned Party make its choice, then the arbitrator first appointed shall, at the request of the Party appointing him, proceed to hear and determine the matters in difference as if he were a single arbitrator appointed by both Parties. The arbitrators shall base their decision in accordance with an based upon all the provisions of this Agreement and any other Agreements referenced herein, to the extent such other agreements are not superseded by this Agreement or subsequent agreements between the Parties. In making their decision, the arbitrators shall apply the substantive law of the State of Texas. The decision of a majority of the arbitrators shall be final and binding upon each Party, and judgement upon the award may be entered in any court of competent jurisdiction. Before rendering their final decision, the arbitrators will first act as friendly, disinterested parties for the purpose of helping the Parties attempt to reach a compromise settlement on the points in dispute. The cost of arbitration will be in the discretion of the arbitrators. Access shall pay all costs associated with the arbitration, including without limitation costs of the arbitration itself (including but not limited to arbitrator fees and the attorneys' fees and experts' fees of Ranney).

                  7.2 Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, or agreement shall be deemed to be or shall constitute a waiver of, or estoppel with respect to, any subsequent or failure.

                  7.3 Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.

                  7.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. THIS AGREEMENT SHALL BE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS, AND ANY AND ALL ACTIONS AND PROCEEDINGS RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE ASSIGNMENTS OF THE PATENTS SHALL BE BROUGHT AND MAINTAINED IN A COURT OF COMPETENT JURISDICTION SITTING IN DALLAS COUNTY, TEXAS.

                  7.5 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings whether oral or written, between the parties with respect to the subject matter hereof other than those expressly set forth or referred to herein.

                  7.6 Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision hereof shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein.

                  7.7 counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                          ACCESS PHARMACEUTICALS, INC.


                                              By: /s/Kerry P. Gray
                                                  ------------------------------
                                                  Kerry Gray, President



                                                  /s/David F. Ranney
                                                  ------------------------------
                                                  David F. Ranney, an individual

                                                                      EXHIBIT AA
                                                                     Page 1 of 4



                                PATENT ASSIGNMENT
                                -----------------

         THIS ASSIGNMENT (the "Patent Assignment") is made as of the 5th day of April, 1994, by David F. Ranney, an individual, of 3539 Courtdale Drive, Dallas, Texas 75234 (the "Assignor"), and ACCESS PHARMACEUTICALS, INC., a Texas corporation having its principal place of business at 2600 N. Stemmons Freeway, Suite 210, Dallas, Texas 75207 (the "Assignee").

                               W I T N E S S E T H

         WHEREAS, Assignor and Assignee have entered into that certain Patent Purchase Agreement (the "Purchase Agreement") dated as of the date hereof pursuant to which Assignor has agreed to sell, transfer, convey, assign, deliver and set over unto Assignee, and Assignee has agreed to purchase, acquire and accept from Assignor, all of Assignor's right, title and interest in, to and under the patents and patent applications listed of Schedule A hereto (collectively, the "Patents"), subject to the terms and conditions of the Purchase Agreement;

         NOW, THEREFORE, for and in consideration of the Purchase Price, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor hereby agrees as follows:

         1. The capitalized terms used in this Patent Assignment that are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement unless the context hereof otherwise requires.

         2. Subject to the terms and conditions of the Purchase Agreement and this Patent Assignment, the Assignor hereby sells, transfers, conveys, assigns and sets over unto the Assignee the Assignor's entire right, title and interest in, to and under each of the Patents set forth on Schedule A, including, without limitation, all divisions, continuations, continuations-in-part, reissues, renewals and extensions thereof, all rights to priority, and all claims for profits or damages by reason of past infringement of any of the Patents, together with the right to sue for and collect such profits and damages for its own use and enjoyment and for the use and enjoyment of its successors and assigns.

         3. The Assignor hereby authorizes the Commissioner of Patents and Trademarks of the United States and the empowered officials of all other governmental authorities or agencies to issue or transfer all of the Patents to the Assignee as assignee of the entire right, title and interest therein or otherwise as the Assignee may direct, in accordance with this Patent Assignment.

                                                                      EXHIBIT AA
                                                                     Page 2 of 4



         4. Subject to the terms of the Purchase Agreement, the Assignor shall at any time and from time to time upon request, at the expense of the Assignee, promptly execute and deliver any and all papers and documents and do all other lawful acts as the Assignee, in its reasonable judgement, shall deem to be necessary or desirable in order to perfect the title to the Patents in the Assignee and its successors and assigns.

         5. Each copy of this Patent Assignment which is signed by the Assignor in order to facilitate the recording of the Assignee's interest in the Patents shall be deemed an original.

         6. The agreements, obligations, covenants, representations and warranties of the Assignor and the Assignee contained in the Purchase Agreement are not merged into this Patent Assignment and shall, to the extent provided in the Purchase Agreement, survive the execution and delivery of this Patent Assignment and the consummation of the transactions contemplated by the Purchase Agreement.

         7. The Assignor's assignment of the Patents to the Assignee shall terminate and be of no further force and effect, and all right, title and interest in, to and under the Patents, including without limitation all divisions, continuations, continuations-inpart, reissues, renewals and extensions thereof, all rights to priority, and all claims for profits or damages by reason of past infringement of any of the Patents, together with the right to sue for and collect such profits and damages for its own use and enjoyment and for the use and enjoyment of its successors and assigns, shall revert to and vest in the Assignor upon the occurrence of certain events and under the terms and conditions specified in the Purchase Agreement.

         8. This Patent Assignment and all of the terms and provisions hereof shall inure to the benefit of the Assignee and its successors and assigns and shall be binding upon the Assignor and his personal representative and heirs.

         9. THIS PATENT ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPALS THEREOF. This Agreement shall be performable in Dallas, Dallas County, Texas, and any and all actions and proceedings relating to or arising out of this Assignment shall be brought and maintained in a court of competent jurisdiction sitting in Dallas County, Texas.

                                                                      EXHIBIT AA
                                                                     Page 3 of 4



         IN WITNESS WHEREOF, the Assignor and Assignee have caused this Patent Assignment to be duly executed and delivered as of the day and year first above written.



                                    ASSIGNOR:



                                                  /s/  David F. Ranney
                                                  ------------------------------
                                                  David F. Ranney, an individual


                                                  ASSIGNEE:

                                                  ACCESS PHARMACEUTICALS, INC.

                                                  By:/s/ Kerry P. Gray
                                                  ------------------------------
                                                  Name:Kerry P. Gray
                                                  Title: President


STATE OF TEXAS                 [Section Mark]
                               [Section Mark]
COUNTY OF DALLAS               [Section Mark]

         This instrument was acknowledged before me, the undersigned authority, on this 5th day of April, 1994, by David F. Ranney.


                                                  /s/  Yvonne L. Clark
                                                  ------------------------------
                                                  Notary Public, State of Texas



STATE OF TEXAS                 [Section Mark]
                               [Section Mark]            Notary Seal
COUNTY OF DALLAS               [Section Mark]

         This instrument was acknowledged before me, the undersigned authority, on this 5th day of April, 1994, by Kerry P. Gray, President of ACCESS Pharmaceuticals, Inc., a Texas corporation, on behalf of said corporation.


                                                  /s/    Yvonne L. Clark
                                                  ------------------------------
                                                  Notary Public, State of Texas

                                                                      EXHIBIT AA
                                                                     Page 4 of 4

                                   SCHEDULE A




RANN:001, US Patent 4,925,678
RANN:002AU, Australian Patent 607494
RANN:002CA, Canadian Application 565,119-1
RANN:002EP, European Patent 0352295
RANN:002JP, Japanese Application 503579
RANN:003, US Patent 5,108,759
RANN:005-2, US Patent 5,260,050
RANN:005AU, Australian Patent 628403
RANN;005CA, Canadian Application 614,494
RANN:005EP, European Application 89309983.8
RANN:005TW, Taiwanese Patent N162306
RANN:007, US Patent 5,213,788
RANN:013, US Application 08/160,085
RANN:016, US Application 08/194,791.